PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

LEARNING TREE INTERNATIONAL USA, INC.
("Seller")

and

1831 MICHAEL FARADAY LLC
("Purchaser")

Dated: July 15, 2014

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PURCHASE AND SALE AGREEMENT

LEARNING TREE INTERNATIONAL USA, INC., a Delaware corporation ("**Seller**"), and 1831 MICHAEL FARADAY LLC[1], a Virginia limited liability company ("**Purchaser**"), hereby enter into this PURCHASE AND SALE AGREEMENT (this "**Agreement**") as of July 15th, 2014 (the "**Effective Date**").

RECITALS:

R-1. Seller is the owner of certain land and the improvements thereon generally known as located at 1831 Michael Faraday Drive, Reston, Virginia, along with certain other related personal property, as more particularly described herein.

R-2. Seller desires to sell the Property (hereinafter defined) to Purchaser and Purchaser desires to purchase the Property from Seller.

R-3. Seller and Purchaser desire to set forth herein the terms, conditions and agreements under and by which Seller shall sell and transfer and Purchaser shall purchase, accept and assume the Property.

In consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, sufficiency and delivery of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. **AGREEMENT TO PURCHASE AND SELL.**

Seller hereby agrees to sell, and Purchaser hereby agrees to purchase, subject to the terms and conditions of this Agreement, all of Seller's right, title and interest in and to the following real and personal property (collectively, the "**Property**"):

1.1. Real Property. Fee simple title in and to the land described on Exhibit A attached hereto, together with all easements, rights, privileges and benefits appurtenant thereto and any land lying in the bed of any street, road, avenue, open or proposed, public or private, in front of or adjoining the said land or any portion thereof, to the center line thereof (collectively, the "**Land**"), and the buildings and other improvements thereon (collectively, the "**Improvements**"). The Land and the Improvements are collectively referred to as the "**Real Property**";

1.2. Personalty. Fixtures and all other tangible personal property, if any, used solely in connection with the operation of the Improvements and located in the Improvements including, without limitation, boilers, pumps, tanks, electric panel switchboards, lighting equipment and wiring, heating, plumbing, ventilating and air conditioning apparatus and equipment, together with all assignable intangible property used solely in connection with the operation or maintenance of the Improvements, including, without limitation, licenses, permits and warranties. All of the foregoing are collectively referred to as the "**Personalty**".

[1] Please provide information on this entity. Is it a fully owned subsidiary of Rooney Properties, LLC?

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1.3. Contracts. All assignable contracts for service, equipment, supply and maintenance of the Property (the "**Contracts**"), to the extent the vendors to such contracts agree to such assignment, if such consent is required.

1.4. Learning Tree Lease. Seller and Purchaser shall enter into a lease under which Seller leases the Property back from the Purchaser upon the terms and conditions contained in the Learning Tree lease ("**LT Lease**"), which is attached hereto as Exhibit C. .

2. PURCHASE PRICE AND PAYMENT.

2.1. Purchase Price. The purchase price for the Property (the "**Purchase Price**") shall be the sum of Ten Million Two Hundred Thousand Dollars ($10,200,000). Subject to the terms and conditions of this Agreement, the Purchase Price shall be paid as provided below.

2.2. Deposit.

2.2.1. Initial Deposit. Concurrently with the execution and delivery of this Agreement by Seller and Purchaser, Purchaser shall deliver a deposit in the form of cash in the amount of One Hundred Thousand Dollars ($100,000) (together with any interest earned thereon, the "**Initial Deposit**") to Chicago Title Insurance Company, having an address at 2000 M Street, N.W., Suite 610 Washington, DC 20036 Attn: R. Eric Taylor, Esq. ("**Escrow Agent**"). If the Initial Deposit is not posted as and when required as provided above in this Section, then, at Seller's option, this Agreement shall terminate. Concurrently with the execution and delivery of this Agreement, Seller, Purchaser and Escrow Agent shall enter into an escrow agreement substantially in the form of Exhibit B attached hereto (the "**Escrow Agreement**"). The Deposit (as hereinafter defined) shall be held and disbursed in accordance with this Agreement and the Escrow Agreement.

2.2.2. Additional Deposit. Unless this Agreement is terminated pursuant to the provisions of Section 3.2, Purchaser shall, not later than the end of the Inspection Period (as hereinafter defined), deliver to Escrow Agent an additional deposit in the form of cash in the amount of One Hundred Fifty Thousand Dollars ($150,000) (together with any interest earned thereon, the "**Additional Deposit**"), and the total Deposit in the amount of Two Hundred Fifty Thousand Dollars ($250,000) shall be nonrefundable to Purchaser except as otherwise specifically set forth in this Agreement. For purposes of this Agreement, the term "**Deposit**" shall mean the Initial Deposit or Additional Deposit, or both, whichever is posted or required to be posted under the terms of this Agreement. In the event that Purchaser does not deliver the Additional Deposit to Escrow Agent prior to the end of the Inspection Period, this Agreement shall be deemed to have been terminated by Purchaser in accordance with Section 3.2 below and Escrow Agent shall return the Initial Deposit to Purchaser; provided, however, that in the event that at the time of such termination, Purchaser owes Seller any amount pursuant to Section 3.1.2 hereof, the Initial Deposit shall not be returned to Purchaser until such time as all such amounts have been paid in full to Seller.

2.3. Payment. At or prior to 11:00 a.m., Washington, D.C. time, on the Closing Date, Purchaser shall deposit or cause to be deposited with the Escrow Agent sums sufficient to pay the Purchase Price and all other amounts necessary to satisfy Purchaser's obligations with respect to closing the transactions contemplated herein. At or prior to 2:00 p.m., Washington, D.C. time, on the Closing Date, Purchaser shall cause the Purchase Price to be paid to Seller as follows:

2.3.1. Delivery of Deposit. Purchaser shall cause the Escrow Agent to pay to Seller the Deposit held by the Escrow Agent by federal wire transfer in immediately available funds to such bank account(s) as Seller may designate, and such amount shall be credited against the Purchase Price.

2.3.2. Payment of Balance. Purchaser shall timely fund to the Escrow Agent the remaining balance of the Purchase Price after application of the provisions of Section 2.3.1, as adjusted for the prorations and credits set forth in this Agreement, and shall cause the Escrow Agent to transfer to Seller such amount by federal wire transfer in immediately available funds to such bank account(s) as Seller may designate.

2.4. Closing. Payment of the Purchase Price and the closing hereunder (the "**Closing**") will take place pursuant to an escrow closing, conducted by the Escrow Agent, commencing at 10:00 a.m. Washington, D.C. time, on the twentieth (20th) day following the date of expiration of the Inspection Period (the "**Closing Date**"). On or prior to the Closing Date, the parties shall deposit in escrow with the Escrow Agent all documents, instruments and Closing funds required to be delivered by such party in order to consummate Closing pursuant to this Agreement.

3. **INSPECTION PERIOD.**

3.1. Inspection Period. During the period (the "**Inspection Period**") that commences on the Effective Date and ends at 5:00 P.M. Eastern Time on the thirtieth (30th) day following the Effective Date, Purchaser, its agents, employees and contractors, shall be entitled to enter upon the Real Property, after not less than two (2) days prior notice to Seller, to perform inspections and tests of the Real Property, including, without limitation, surveys, test borings, environmental studies, examination and tests of all structural and mechanical systems within the Improvements and studies of all other matters that Purchaser wishes to consider at Purchaser's sole cost and expense; provided, however, that (i) all such inspections, tests and studies are performed at Purchaser's sole cost and expense and at Purchaser's sole risk, and (ii) Purchaser shall not interview Seller's management staff or occupants of the Property unless Seller has granted it prior written approval (which approval shall not be unreasonably withheld) and such interviews are coordinated by Seller and conducted with Seller present. In no event shall Seller be obligated as a condition of this transaction to perform or pay for any environmental remediation of the Property recommended by any physical testing of the Property. All inspections shall occur at reasonable times agreed upon by Seller and Purchaser. Seller shall be entitled to have a representative present during any entry onto the Real Property by Purchaser or its agents to conduct any inspections or tests. In no event shall Purchaser perform any test borings or other intrusive testing, with respect to the Property, including without limitation, any Phase II environmental testing without the prior written consent of Seller, which consent may be withheld in Seller's sole discretion.

3.1.1. Insurance. Prior to entry upon the Real Property, Purchaser shall deliver to Seller evidence reasonably satisfactory to Seller that Purchaser has obtained commercial general liability insurance in an amount of not less than $2,000,000 and written on such forms as are reasonably acceptable to Seller, naming Seller as an additional insured, with respect to the Property and any entry onto or activities on or about the Real Property by Purchaser and all of Purchaser's agents, employees and contractors (and any others entering onto the Real Property for or at the request of Purchaser).

3.1.2. Limitation on Inspections. In connection with the right to enter upon the Real Property set forth in this Section 3, Purchaser agrees (i) to comply with all applicable laws, (ii) not to interfere with the operation of the Property or disturb or otherwise interfere in the use of the Property by any tenant at the Property, and (iii) to restore the Property to its prior condition after the performance of any such inspection. In addition, and notwithstanding the foregoing provisions of this Section 3.1, Purchaser and its agents, employees and contractors (and any others entering onto the Real Property for or at the request of Purchaser) shall: (a) be subject to and shall not violate the rights of any tenant of the Real Property; (b) not damage any part of the Property or any other property; (c) not injure or otherwise cause bodily harm to Seller, its agents, contractors and employees or any tenant (or any others entering onto the Real Property); (d) promptly pay when due the costs of all tests, investigations and examinations with regard to the Property conducted by or at the instruction of Purchaser and all of Purchaser's agents, employees and contractors (and any others entering onto the Real Property for or at the request of Purchaser); (e) not permit any liens to attach to the Property by reason of the exercise of its rights under this Section 3.1; and (f) keep confidential and not disclose to any third party the results of any such study or investigation except as may be required by applicable law. Seller shall reasonably cooperate with Purchaser in its due diligence but shall not be obligated to incur any liability or expense in connection therewith. Except to the extent caused by the gross negligence or willful misconduct of Seller, Purchaser shall, and does hereby agree to, indemnify, defend and hold Seller, its affiliates, its property manager and asset manager, the direct and indirect members, partners, trustees, shareholders, beneficiaries, directors, officers, employees, attorneys and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the "**Seller Related Parties**"), harmless from and against any and all claims, demands, suits, obligations, payments, damages, losses, penalties, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees) to the extent caused, directly or indirectly, by the actions of Purchaser and any and all of Purchaser's agents, employees and contractors (and any others entering onto the Real Property for or at the request of Purchaser) taken or occurring in, on or about the Real Property in the exercise of the inspection right granted pursuant to this Section 3.1, including, without limitation, (x) claims made by any tenant against Seller for Purchaser's entry into such tenant's premises or any interference with any use or damage to the premises or property of any such tenant or other person in connection with Purchaser's review of the Property, and (y) Purchaser's obligations pursuant to this Section 3.1.2; provided, however, such indemnity shall not extend to protect Seller from any pre-existing liabilities for matters merely discovered by Purchaser (e.g., latent environmental contamination) to the extent that Purchaser's actions do not aggravate any pre-existing condition or disturb any such latent environmental contamination. The provisions of this Section 3.1.2 shall survive the Closing or termination of this Agreement.

3.1.3. Deliveries. Seller has made or within two (2) business days following the Effective Date shall make available for Purchaser's inspection and copying those items, if any, set forth on Exhibit L attached hereto (excluding proprietary or confidential materials) ("**Seller Materials**"). Except as otherwise expressly set forth in Section 4 below, Seller makes no representations or warranties of any kind regarding the accuracy, thoroughness or completeness of or conclusions drawn in the Seller's Materials, all of which are provided for informational purposes only. Seller has no obligation to deliver or make available to Purchaser Seller's internal memoranda, attorney-client privileged materials, internal appraisals, economic evaluations of the Property, nor any reports regarding the Property prepared by Seller or its affiliates solely for internal use. Purchaser shall return all Seller's Materials on or before three (3) business days after the first to occur of (a) such time as Purchaser notifies Seller in writing that it shall not acquire the Property, or

(b) such time as this Agreement is terminated for any reason. This Section 3.1.3 shall expressly survive any termination of this Agreement.

3.2. Termination Option. If Purchaser determines in its sole discretion not to proceed with this transaction and Purchaser does not deliver the Additional Deposit no later than 5:00 P.M. Eastern Time on the last day of the Inspection Period in accordance with Section 2.2.2 above, this Agreement shall be deemed automatically terminated and (a) the Initial Deposit shall be returned to Purchaser and (b) except as expressly provided for in this Agreement, neither Seller nor Purchaser shall have any further liability or obligation to the other under this Agreement.

3.3. Purchaser's Reports. At no cost to Seller, Purchaser shall deliver to Seller, as and when the same are received by Purchaser, copies of all third party reports and other information prepared by third parties for Purchaser relating to the Property during the Inspection Period, including, without limitation, the Title Commitment and Survey (as these terms are defined below), environmental and engineering reports. The provisions of this Section 3.3 shall survive the Closing or termination of the Agreement.

3.4. Title and Survey. Immediately following the execution of this Agreement by Purchaser and Seller, Purchaser shall order a title commitment (the "**Title Commitment**") from Chicago Title Insurance Company, having an address at 2000 M Street, N.W., Suite 610 Washington, DC 20036 Attn: R. Eric Taylor, Esq. ("**Title Company**"). Purchaser may, at its election, obtain an updated ALTA/ACSM survey of the Real Property (the "**Survey**").

3.4.1. Title and Survey Objections. Purchaser shall have the right to object, in its reasonable discretion, to any exceptions to the Title Commitment or matters shown on the Survey that constitute title defects by giving written notice to Seller no later than the earlier of (a) the date which is seven (7) business days after delivery to Purchaser of the Title Commitment or the Survey, respectively, or (b) the date which is ten (10) days prior to the expiration of the Inspection Period, stating the matters to which Purchaser objects and the reasons therefor. Seller's sole obligation relating to the standard pre-printed exceptions to title appearing in the Title Commitment shall be the provision to the Title Company at Closing of an affidavit (the "**Seller's Affidavit**") substantially in the form attached hereto as Exhibit N (subject to any change in facts applicable as of the Closing Date). In addition, Purchaser agrees that it shall not object to any of the following matters:

(A) liens for unpaid real estate or personal property taxes or assessments and water rates, water meter charges, sewer taxes, rents and charges, if any, provided that such items are paid in full by Seller and released of record to the satisfaction of the Title Company, or apportioned as provided in this Agreement;

(B) zoning laws and regulations and ordinances, proffers and similar conditions of municipal and other governmental authorities affecting the Property (but not violations thereof);

(C) any liens, encumbrances or other defects or exceptions to title insurance coverage caused by Purchaser, by any of its affiliates, by any of their respective agents, employees, contractors or other representatives or by Seller, by its affiliates, or by any of their agents, employees or other representatives at Purchaser's request or with Purchaser's consent; and

(D) all matters reasonably discoverable by an accurate survey or that would otherwise appear on the public record, other than those liens and encumbrances which Seller is obligated to or has agreed to Cure (as defined below) pursuant to this Agreement.

If Purchaser timely objects to any matter affecting title or the Survey, then Seller shall, within five (5) business days after receipt of such written notice (but in any event, three (3) business days prior to expiration of the Inspection Period), notify Purchaser in writing of its election to Cure or not Cure Purchaser's objections and, if Seller elects to Cure, Seller shall use efforts to the extent provided for in Seller's election to Cure such objections and shall provide Purchaser with a reasonably detailed description of the Cure to be undertaken, together with a description of the time frame in which such Cure is to be effected. Seller's failure to timely notify Purchaser as set forth above shall be deemed an election not to Cure. If Seller elects not to Cure any such objections, Purchaser's sole recourse shall be to exercise its right to terminate this Agreement during the Inspection Period as provided in Section 3.2 of this Agreement. For purposes of this Section 3, the term "**Cure**" shall mean, at Seller's election (i) the removal of such matter of record, (ii) the provision of information to the Title Company sufficient to remove such matter as a title exception in the Title Commitment, or (iii) the provision of a bond sufficient to cause the Title Company to remove such matter from the Title Commitment. The term "**Permitted Exceptions**" shall mean (x) the items set forth in subparagraphs (A) through (C) above, (y) all matters of record and all matters disclosed on the Survey which are not timely objected to by Purchaser as provided above or which are timely objected to but such objection is thereafter waived by Purchaser, and (z) any matters which become Permitted Exceptions pursuant to Section 3.4.2 below.

3.4.2. Seller's Opportunity to Cure. If Seller elects to Cure any title or survey objection, Seller shall have a reasonable period of time, not to exceed sixty (60) days, to do so and the Closing Date shall be extended, if necessary, to the date such items are Cured. If such objections are not Cured within the foregoing time period, then Purchaser may either: (a) terminate this Agreement, in which event (i) the Deposit shall be returned to Purchaser, and (ii) except as expressly provided for in this Agreement, neither Seller nor Purchaser shall have any further liability or obligation to the other under this Agreement, or (b) proceed to Closing under this Agreement and take title to the Property subject to such objections which have not been cured without any reduction in the Purchase Price, in which case such objections which have not been cured shall become Permitted Exceptions.

3.4.3. Mandatory Cure Items. All deeds of trust, mortgages, and other monetary liens granted by Seller and all mechanic's and materialmen's liens filed in connection with work performed by Seller (but excluding all liens caused by either the failure of any tenant to satisfy any mechanic's or materialmen's liens or liens caused by acts of Purchaser or its agents, employees, contractors or representatives) are deemed to be objections that (i) need not be included in Purchaser's title objection notice and (ii) Seller shall be obligated to Cure at or prior to Closing.

4. REPRESENTATIONS AND WARRANTIES OF SELLER.

4.1. Representations and Warranties. Seller represents and warrants to Purchaser that the following are true and correct in all material respects as of the date hereof:

4.1.1. Authority. Seller is a corporation validly existing and in good standing under the laws of the State of Delaware and qualified to do business in the jurisdiction in which the Real

Property is located (the "**Property Jurisdiction**"), and Seller has all requisite corporate power and authority to enter into this Agreement and, subject to delivery at or before Closing of any customary resolutions, consents and certificates of authority, all documents now or hereafter to be executed and delivered by Seller pursuant to this Agreement and to perform its obligations under this Agreement and under such documents. To the best of Seller's knowledge, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby conflict with, or cause a default under, any agreement or contract to which Seller is a party or by which Seller may be bound. Seller shall have obtained by the Closing any consents necessary for it to enter into and perform this Agreement.

4.1.2. No Violation. To the best of Seller's knowledge, the execution, delivery and performance by Seller of this Agreement will not result in a violation by Seller of its obligations under any of the following that are binding on Seller: (a) any judgment or order entered by any court or governmental body, (b) any governmental statute, ordinance, code, rule or regulation, or (c) any contract or agreement or indenture.

4.1.3. No Condemnation. There are no pending or, to Seller's knowledge, overtly threatened, condemnation, eminent domain or similar proceedings with respect to all or any portion of the Real Property.

4.1.4. Compliance. Seller has received no written notice of and has no actual knowledge of any presently uncured material violations of any applicable governmental statute, ordinance, code, rule or regulation affecting the Real Property.

4.1.5. Litigation. There are no pending or, to Seller's knowledge, overtly threatened, actions, suits or proceedings against or affecting Seller or the Property, or arising out of the ownership, management or operation of the Property, this Agreement or the transactions contemplated by this Agreement that will bind or burden the Property after the Closing. This representation and warranty shall not be rendered untrue or incorrect at Closing if there is then pending any litigation initiated by Seller, as landlord, against any tenant because of a default by such tenant under its lease or any litigation initiated by any tenant against Seller, as landlord.

4.1.6. No Leases. There are no leases or occupancy agreements of any type or kind entered into by Seller except the LT Lease to be executed at Closing. The foregoing representation and warranty shall be deemed modified at Closing to reflect the existence of only the LT Lease. Seller has paid (or at Closing shall pay) in full all leasing commissions, tenant improvement costs, and leasing fees, if any, connected with the negotiation and execution of the LT Lease, and to Seller's knowledge, no other leasing commissions will be due and payable after Closing.

4.1.7. Contracts. Seller has delivered to Purchaser copies of all of the Contracts currently in effect with respect to the Real Property entered into by or on behalf of Seller, a list of which is attached hereto as Exhibit B.

4.1.8. FIRPTA. Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Internal Revenue Code.

4.1.9. Environmental. To Seller's knowledge and except as disclosed in any environmental reports or other information made available to Purchaser by Seller or otherwise obtained by Purchaser, or otherwise disclosed by Seller to Purchaser in writing, there are no

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uncured material violations of any Environmental Law with respect to the Real Property or any portion of the Real Property. To the best of Seller's knowledge and except as disclosed in any environmental reports or other information made available to Purchaser by Seller, there are not presently any fuel, oil, heating or other storage tanks on or under the Property. As used in this Agreement, the term "**Environmental Law**" means any law, statute, ordinance, rule, regulation, order or determination of any governmental authority or agency affecting the Real Property and pertaining to health or the environment including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1982 ("**CERCLA**") and the Resource Conservation and Recovery Act of 1986 ("**RCRA**").

4.1.10. Bankruptcy. Seller has not (a) commenced a voluntary case with respect to it or its assets, or to Seller's knowledge had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state, or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (c) made a general assignment for the benefit of creditors, that remains in effect.

4.1.11. OFAC. To Seller's knowledge, Seller (a) is not in violation of any Anti-Terrorism Law (as defined below), (b) is not a Prohibited Person (as defined below), or (c) is not and will not knowingly (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 (as defined below); or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose or intent of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. As used herein: (1) "**Anti-Terrorism Law**" is defined as any Law relating to terrorism or money-laundering, including Executive Order No. 13224 and the USA Patriot Act (as defined below); (2) "**Executive Order No. 13224**" is defined as the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism."; (3) "**Prohibited Person**" is defined as (A) person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (B) an entity that is listed in the Annex to, or is otherwise subject to the provisions of, a person or entity owned or controlled by, or acting for or on behalf of, any person or Executive Order No. 13224; (C) a person or entity with whom any lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; person or entity who commits, threatens or conspires to commit or supports "terrorism" as defined in Executive Order No. 13224; (D) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/sdn/tllsdn.pdf or at any replacement website or other official publication of such list; or (E) a person or entity who is affiliated with a person or entity described in clauses (1)-(4) of this definition; and (4) "**USA Patriot Act**" is defined as the "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001" (Public Law 107-56). After the Closing Date, Seller agrees to cooperate with Purchaser in providing such additional information and documentation on Seller's legal or beneficial ownership, policies, procedures and sources of funds as the Purchaser reasonably deems

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necessary or prudent to enable it to comply with Anti-Money Laundering Laws as now in existence or hereafter amended.

4.2. Survival. Seller's representations and warranties set forth in this Agreement shall survive the Closing for a period (the "**Survival Period**") of nine (9) months and any action brought on Seller's representations and warranties shall be commenced within said Survival Period or shall be forever barred and waived.

4.3. Matters Pertaining to Representations and Warranties. As used throughout this Agreement, the phrase "**to Seller's knowledge**" or "**to the best of Seller's knowledge**" or phrases of similar import shall mean the actual, not constructive or imputed, knowledge of David W. Asai (the "**Knowledge Parties**") without any obligation on their part to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books or correspondence. Nothing in this Agreement shall be construed to imply that any of the Knowledge Parties has any personal liability for a breach of a representation or warranty set forth in this Agreement. To the extent any inaccuracy in a representation and warranty of Seller in this Agreement is revealed in any of the documents or information provided or made available to Purchaser or otherwise obtained by Purchaser, such representation and warranty shall be deemed modified to reflect such inaccuracy. Further to the extent Purchaser discovers prior to the end of the Inspection Period any inaccuracy in a representation and warranty of Seller in this Agreement and Purchaser does not terminate this Agreement as provided in Section 3.2 of this Agreement, such representation and warranty shall be deemed modified to reflect such inaccuracy and Purchaser shall so notify Seller. In addition, to the extent Purchaser discovers prior to the Closing any inaccuracy in a representation and warranty of Seller in this Agreement and the Closing occurs, such representation and warranty shall be deemed modified to reflect such inaccuracy and Purchaser shall so notify Seller.

5. SELLER'S COVENANTS.

5.1. Maintenance of Property. From and after the date of this Agreement through the Closing, the Real Property will be operated and managed by or on behalf of Seller in a manner substantially consistent with the way the Real Property is presently being operated and managed, provided, however, that Seller shall have no obligation to make any capital improvements to the Real Property.

5.2. No New Leases.

5.2.1. From and after the Effective Date through the expiration of the Inspection Period or earlier termination of this Agreement, Seller shall not enter into any new lease or occupancy agreement of any type or kind that will bond or encumber the Real Property in any way other than the LT Lease.

5.3. Contracts.

5.3.1. New Contracts. From and after the Effective Date through the expiration of the Inspection Period or earlier termination of this Agreement, Seller shall not, without prior written notice to Purchaser (but without any requirement to obtain the consent of Purchaser), enter into any new material Contract or amend or terminate any existing Contract. Between the end of the Inspection Period and the Closing Date, Seller will not, without the prior written consent of

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Inspection Period and the Closing Date, Seller will not, without the prior written consent of Purchaser, which consent may be withheld in Purchaser's sole discretion: (a) execute any new Contract affecting the Real Property, or any part thereof which will be binding on Purchaser following Closing, unless terminable without cost upon thirty (30) days' notice; or (b) materially amend any existing Contract listed on Exhibit D attached hereto if such new Contract or amendment will be binding on Purchaser following Closing unless terminable without cost upon thirty (30) days' notice. With respect to any new Contract or Contract amendment submitted by Seller to Purchaser for its consent pursuant to this Section 5.3.1, if Purchaser shall fail to either consent or to expressly withhold its consent by a written notice to Seller within five (5) business days after Purchaser's receipt of such request, then Purchaser shall be deemed to have consented thereto.

5.3.2. Cancellation of Property Management Agreement. Seller will take the appropriate steps to terminate as of the Closing Date Seller's current property management agreement with respect to the Property.

5.4. Negative Covenants. From the Effective Date until the Closing Date, Seller shall not take any of the following actions without the prior express written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed: (a) make or permit to be made any material alterations to or upon the Real Property or any part of the Real Property except as provided for in the LT Lease or any of the other Permitted Exceptions; (b) grant any liens or encumbrances upon the Property that will not be discharged upon the Closing; or (c) remove or permit the removal from the Real Property of any fixtures, mechanical equipment, or any other item included in the Real Property, except as provided for in the LT Lease or any of the Permitted Exceptions, or except as may be replaced with substantially the same fixtures, mechanical equipment or other item.

6. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Representations and Warranties. Purchaser represents and warrants to Seller as follows as of the date hereof:

6.1. Authority. Purchaser is a Florida limited liability company duly formed, validly existing and in good standing under the laws of the State of Florida and authorized to do business in the Property Jurisdiction, and Purchaser has all requisite limited liability company power and authority to enter into this Agreement and all documents now or hereafter to be executed and delivered by Purchaser pursuant to this Agreement and to perform its obligations under this Agreement and under such documents. Purchaser has obtained any consents necessary for it to enter into this Agreement.

6.2. No Violation. The execution, delivery and performance by Purchaser of this Agreement will not result in a violation by Purchaser of (a) any judgment or order entered by any court or governmental body, (b) any governmental statute, ordinance, code, rule or regulation, or (c) any contract or agreement or indenture.

6.3. Bankruptcy. Purchaser has not (a) commenced a voluntary case with respect to it or its assets, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a

receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state, or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (c) made a general assignment for the benefit of creditors.

6.4. OFAC. To Purchaser's actual knowledge, Purchaser (a) is not in violation of any Anti-Terrorism Law, (b) is not a Prohibited Person, or (c) is not and will not knowingly (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose or intent of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. After the Closing Date, Purchaser agrees to cooperate with Seller in providing such additional information and documentation on Purchaser's legal or beneficial ownership, policies, procedures and sources of funds as Seller reasonably deems necessary or prudent to enable it to comply with Anti-Money Laundering Laws as now in existence or hereafter amended.

7. **AS IS PURCHASE.**

EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER IS ACQUIRING THE PROPERTY IN ITS "AS IS" CONDITION, WITH ALL FAULTS, AND WITHOUT ANY WARRANTY, EXPRESS, IMPLIED OR STATUTORY, ALL OF WHICH ARE HEREBY WAIVED AND DISCLAIMED BY PURCHASER. OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO SELLER RELATED PARTIES (INCLUDING, WITHOUT LIMITATION, BROKER (AS HEREINAFTER DEFINED)) HAS MADE ANY REPRESENTATIONS OR WARRANTIES, DIRECT OR INDIRECT, ORAL OR WRITTEN, EXPRESS OR IMPLIED, TO PURCHASER OR ANY AGENTS, REPRESENTATIVES, CONTRACTORS OR EMPLOYEES OF PURCHASER WITH RESPECT TO THE CONDITION OR CONSTRUCTION OF THE PROPERTY, ITS FITNESS FOR ANY PARTICULAR PURPOSE, ITS MERCHANTABILITY, ITS COMPLIANCE WITH ANY LAWS, OR OTHERWISE AND PURCHASER IS NOT AWARE OF AND DOES NOT RELY UPON ANY SUCH REPRESENTATION. PURCHASER ACKNOWLEDGES THAT THE INSPECTION PERIOD WILL HAVE AFFORDED PURCHASER THE OPPORTUNITY TO MAKE SUCH INSPECTIONS (OR HAVE SUCH INSPECTIONS MADE BY CONSULTANTS) AS IT DESIRES OF THE PROPERTY AND ALL FACTS RELEVANT TO ITS USE, INCLUDING, WITHOUT LIMITATION, THE INTERIOR, EXTERIOR, STRUCTURE, AND CONSTRUCTION OF ALL IMPROVEMENTS, IF ANY, AND THE CONDITION OF SOILS AND SUBSURFACES. EXCEPT WITH RESPECT TO A BREACH BY SELLER OF ANY REPRESENTATION OR WARRANTY EXPRESSLY CONTAINED IN THIS AGREEMENT, PURCHASER HEREBY WAIVES, RELEASES AND FOREVER DISCHARGES THE SELLER RELATED PARTIES OF AND FROM ANY AND ALL CLAIMS, ACTIONS, CAUSES OF ACTION, DEMANDS, RIGHTS, DAMAGES, LIABILITIES AND COSTS WHATSOEVER, DIRECT OR INDIRECT, KNOWN OR UNKNOWN, WHICH PURCHASER NOW HAS OR WHICH MAY ARISE IN THE FUTURE AGAINST ANY OF THE SELLER RELATED PARTIES OR ANY SUCH OTHER PARTIES RELATED IN ANY WAY TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ITS CONSTRUCTION, VALUE, COMPLIANCE WITH LAWS, OR CONDITION. IN FURTHERANCE OF THE FOREGOING SENTENCE

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AND NOT IN LIMITATION THEREOF, PURCHASER HEREBY AGREES NOT TO ASSERT ANY CLAIM FOR CONTRIBUTION, COST, RECOVERY OR OTHERWISE AGAINST THE SELLER-RELATED PARTIES (WHETHER ARISING UNDER STATUTORY LAW, COMMON LAW, FEDERAL LAW, STATE LAW OR OTHERWISE) RELATING DIRECTLY OR INDIRECTLY TO THE PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE EXISTENCE OF OIL, LEAD PAINT, ASBESTOS, OR HAZARDOUS MATERIALS OR SUBSTANCES ON, OR THE ENVIRONMENTAL CONDITION OF, THE PROPERTY, WHETHER KNOWN OR UNKNOWN. THE PROVISIONS OF THIS SECTION 7 SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT.

8. **PURCHASER'S INDUCEMENTS TO SELLER.**

8.1. Purchaser's Acknowledgements. Purchaser acknowledges and agrees that, except as expressly provided in this Agreement, having been given the opportunity to inspect the Property, Purchaser is relying solely on its own investigation of the Property and not, except as otherwise expressly provided in this Agreement, on any information provided or to be provided by Seller. Purchaser acknowledges, represents and warrants that Purchaser is not in a disparate bargaining position with respect to Seller in connection with the transaction contemplated by this Agreement, that Purchaser freely and fairly agreed to this acknowledgment as part of the negotiations for the transaction contemplated by this Agreement, that Purchaser is represented by legal counsel in connection with this transaction and that Purchaser has conferred with such legal counsel concerning this waiver. The provisions of this Section 8.1 shall survive Closing or termination of this Agreement.

8.2. Confidentiality. Purchaser expressly acknowledges and agrees to hold in confidence the transactions contemplated by this Agreement, the terms, conditions and negotiations concerning the same, and any and all information regarding the Seller, the Property or the operation thereof provided by Seller or obtained by Purchaser that are not otherwise known by or readily available to the public and not to disclose such non-public information except to its legal counsel, surveyor, broker, accountants, consultants, officers, directors, shareholders, partners, members, prospective partners and members and their counsel, lenders and their counsel, and the Title Company (collectively, the "**Authorized Representatives**"), and except and only to the extent that such disclosure may be necessary for Purchaser's performance under this Agreement. Purchaser shall inform its Authorized Representatives of the confidentiality provisions of this Agreement and instruct same to comply herewith. Purchaser further acknowledges and agrees that, unless and until the Closing occurs, Purchaser shall not disclose any information and materials obtained by Purchaser in connection with the Property that are not otherwise known by or readily available to the public to any third persons (other than to its Authorized Representatives) without the prior written consent of Seller, which consent shall not be unreasonably withheld, delayed or conditioned. If the transaction contemplated by this Agreement does not occur for any reason whatsoever, Purchaser shall, promptly upon receipt of written request from Seller, return to Seller, and shall instruct its Authorized Representatives to return to Seller, all copies and originals of all documents and information provided to Purchaser. Nothing contained in this Section 8.2 shall preclude or limit either party from disclosing or accessing any information otherwise deemed confidential under this Section 8.2 in connection with such party's enforcement of its rights following a disagreement or dispute under this Agreement or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities

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required by reason of the transactions provided for in this Agreement. The provisions of this Section 8.2 shall survive any termination of this Agreement for a period of twelve (12) months.

9. **CONDITIONS TO CLOSING.**

9.1. Purchaser's Conditions. Purchaser's obligation to consummate Closing pursuant to this Agreement is conditioned upon the satisfaction (or waiver by Purchaser) of the following conditions on and as of the Closing Date:

9.1.1. Seller shall have performed and satisfied its obligations under this Agreement in all material respects.

9.1.2. The representations and warranties of Seller shall be true and correct in all material respects as of the Closing.

9.1.3. The Escrow Agent shall be committed, subject only to the payment by Purchaser of the costs and fees related thereto and satisfaction of Purchaser's other obligations, to issue an owner's title insurance policy consistent with the provisions of Section 3.4.

9.1.4. [Intentionally omitted.]

9.2. Seller's Conditions. Seller's obligation to consummate Closing pursuant to this Agreement is conditioned upon the satisfaction (or waiver by Seller) of the following conditions on and as of the Closing Date:

9.2.1. Purchaser shall have performed and satisfied its obligations under this Agreement in all material respects.

9.2.2. The representations and warranties of Purchaser shall be true and correct in all material respects as of the Closing.

9.3. Failure of Condition. In the event that any condition set forth in Sections 9.1 or 9.2 is not satisfied or waived by Purchaser or Seller, as the case may be, on or as of the Closing Date, and the other party is not otherwise in default hereunder, the sole right of Purchaser and Seller, as applicable, shall be to either (a) terminate this Agreement by delivering written notice of such termination to the other party on or prior to the Closing Date, in which event the Deposit shall be returned to Purchaser and the parties shall have no further obligations or liabilities to the other hereunder, except as expressly provided for in this Agreement, or (b) waive the satisfaction of such condition or conditions and proceed to Closing in accordance with and subject to the terms of this Agreement; provided, however, that the foregoing shall not relieve either party of any liability to the other for the breach of any representation or warranty set forth in this Agreement if such party has no knowledge of such breach and elects to proceed to Closing.

10. **CLOSING DELIVERIES.**

10.1. Seller's Closing Deliveries. At Closing, Seller shall deliver, or cause to be delivered, to Purchaser the following with respect to the Property:

10.1.1. A Special Warranty Deed (the "**Deed**") for the Real Property substantially in the form attached hereto as Exhibit G conveying to Purchaser title to the Real Property, free from all liens, encumbrances, easements, conditions and other matters affecting title except the Permitted Exceptions.

10.1.2. A Blanket Conveyance, Bill of Sale and General Assignment for the Contracts (except as to those Contracts that are terminated or expire as of or prior to the Closing Date), and Personalty, substantially in the form attached hereto as Exhibit H (the "**Bill of Sale**").

10.1.3. An original executed copy of the LT Lease.

10.1.4. At the Closing, Seller shall either deliver to Purchaser, or give Purchaser a credit against the Purchase Price for, any prorations or apportionments due, as identified on the Closing Statement (defined below)

10.1.5. Certifications and affidavits as required by the Foreign Investors Real Property Tax Act, substantially in the form attached hereto as Exhibit K.

10.1.6. A closing and proration statement agreed to by the parties which reflects all adjustments to the Purchase Price contemplated by this Agreement (the "**Closing Statement**").

10.1.7. Any transfer documents or certificates required by any applicable governing body or law to complete this transaction, including, without limitation, an IRS 1099S form and any forms relating to the transfer tax, the recordation tax or other similar tax.

10.1.8. The Seller's Affidavit.

10.1.9. All other documents reasonably required to effectuate this Agreement and the transaction contemplated by this Agreement.

10.2. Purchaser's Closing Deliveries. At Closing, Purchaser shall deliver, or cause to be delivered, to Seller the following:

10.2.1. The Purchase Price, adjusted in accordance with the provisions of Sections 2 and 11 hereof.

10.2.2. A counterpart original of the Bill of Sale.

10.2.3. A counterpart original of the LT Lease.

10.2.4. [Intentionally reserved.]

10.2.5. The Closing Statement.

10.2.6. Seller shall deliver at expiration of the LT Lease term all keys to the Improvements in the possession or subject to the control of Seller, including, without limitation, master keys as well as combinations, card keys and cards for the security systems, if any.

10.2.7. Any transfer documents or certificates required by any applicable governing body or law to complete this transaction, including, without limitation, any forms relating to the transfer tax, the recordation tax or other similar tax.

10.2.8. All other documents reasonably required to effectuate this Agreement and the transaction contemplated by this Agreement.

11. APPORTIONMENTS; EXPENSES.

11.1. Apportionments. The following matters shall be apportioned and adjusted between Seller and Purchaser as of the Closing Date.

11.1.1. Taxes. Applicable real estate and personal property taxes for the Property shall be apportioned as of the Closing Date (i.e., with Seller being responsible for all such amounts payable with respect to the period up to but not including the Closing Date and with Purchaser being responsible for all such amounts payable with respect to the period from and after the Closing Date). The term "real estate taxes" shall include any installments of betterment, special or similar assessments, and taxes attributable to the gross receipts or rental income of the Real Property. If the taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between the parties.

11.1.2. Operating Expenses. Upon expiration of the LT Lease, all maintenance, management, electricity, water, gas, sewage and other utility and operating expenses, if any, applicable to the Real Property and all payments, if any, required under any Contracts shall be prorated between Seller and Purchaser as of the LT Lease expiration date based on estimates of the amounts that will be due and payable on the next payment date, unless final readings or invoices therefor as of the Closing Date shall have been obtained, in which case such final readings shall be utilized as the basis for adjustment. Any and all deposits, if any, held by utility companies or with other providers of services to the Real Property shall remain the property of Seller and be returned to Seller by such companies and providers except to the extent that Purchaser elects to pay to Seller the amount of any such deposits and accruals, if any, thereon. Purchaser shall reasonably cooperate with Seller to receive a return of any such utility deposits.

11.1.3. Rent. Rent, if any, for the month in which the Closing shall occur which is paid with respect to the LT Lease, shall be prorated as of the Closing Date.

11.1.4. [Intentionally deleted.]

11.1.5. Calculations; Survival. Except as otherwise set forth herein, all items to be apportioned and adjusted pursuant to this Section 11.1 shall be prorated as of midnight of the day immediately preceding the Closing Date. All items of income and expense which accrue for the period prior to the Closing will be for the account of Seller and all items of income and expense which accrue for the period on and after the Closing will be for the account of Purchaser. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty five (365) day year. The amount of such apportionments and adjustments shall be initially performed at Closing but shall be subject to adjustment in cash after the Closing as and when complete and accurate information becomes available, if such information is not available at the Closing. Seller and Purchaser agree to cooperate and use commercially reasonable efforts to

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make such adjustments no later than sixty (60) days after the Closing (or as soon thereafter as may be practicable with respect to common area maintenance and other additional rent charges (including any issues as to real estate and personal property taxes and special assessments) payable by the Tenant under the LT Lease) and any payment required in connection therewith shall be made within thirty (30) days after such adjustments. The provisions of this Section 11 shall survive the Closing.

11.2. Expenses.

11.2.1. Seller's Expenses. Seller shall pay (a) the Virginia Grantor's Tax, including the regional congestion relief fee, and (b) legal expenses incurred by Seller in connection with the transaction contemplated by this Agreement.

11.2.2. Purchaser's Expenses. Purchaser shall pay: (a) the balance of all recordation and transfer taxes and all fees incident to the transfer of the Real Property and recording of the Deed, and (b) its own expenses incurred in connection with this Agreement, including, without limitation: (i) all premiums for Purchaser's title insurance policy or policies; (ii) the cost of any survey work requested by Purchaser; and (iii) legal and due diligence expenses incurred by Purchaser in connection with the transaction contemplated by this Agreement.

11.2.3. Other Expenses. Except as specifically provided for in this Agreement, Seller and Purchaser shall allocate all closing costs between them in accordance with customary practice in the Property Jurisdiction.

12. EMINENT DOMAIN; CASUALTY.

12.1. Eminent Domain. If prior to the Closing Date condemnation proceedings are commenced against all or any part of the Real Property, then Seller shall promptly notify Purchaser of the same (the "**Taking Notice**") and the following provisions shall apply:

12.1.1. Total Taking. If in the event such condemnation is commenced against all or substantially all of the Real Property, this Agreement shall terminate in which event (a) the Deposit shall be returned to Purchaser and (b) except as expressly provided for in this Agreement, neither Seller nor Purchaser shall have any further liability or obligation under this Agreement.

12.1.2. Material Taking. In the event such condemnation is Material (as defined below) but not a total taking as set forth in 12.1.1 above, Purchaser shall have the right to terminate this Agreement by notice from Purchaser to Seller given on or before the date that is the earlier to occur of (a) ten (10) days after the date of the Taking Notice and (b) the Closing. In the event Purchaser does not terminate this Agreement, Purchaser shall accept such title to the Real Property as Seller can deliver, in which case Seller shall pay over or assign to Purchaser all rights and proceeds arising by reason of such taking (less any collection costs incurred by Seller in connection therewith and any costs and expenses incurred by Seller to restore the Property) and Purchaser shall pay the Purchase Price without reduction. If Purchaser terminates this Agreement pursuant to this Section 12.1.2, (i) the Deposit shall be returned to Purchaser, and (ii) except as expressly provided for in this Agreement, neither Seller nor Purchaser shall have any further liability or obligation under this Agreement.

12.1.3. Immaterial Taking. In the event such condemnation is not Material, then Purchaser shall accept such title to the Real Property as Seller can deliver, in which case Seller shall pay over or assign to Purchaser all rights and proceeds arising by reason of such taking (less any collection costs incurred by Seller in connection therewith and any costs and expenses incurred by Seller to restore the Property) and Purchaser shall pay the Purchase Price at the Closing without reduction.

12.1.4. "Material". For purposes of this Section 12.1, the term "Material" shall mean a condemnation involving (i) any portion of the Improvements which would permit any tenant at the Real Property to terminate its lease, (ii) 10% or more of the Land or (iii) all or a material portion of access to or use of the Real Property.

12.2. Casualty. If any time prior to the Closing any portion of the Improvements is destroyed or damaged as a result of fire or any casualty, Seller shall promptly notify Purchaser of the same. The rights and obligations of the parties by reason of such destruction or damage shall be as follows:

12.2.1. If the Cost of Repair and Restoration (as hereinafter defined) of such destruction or damage shall be Seven Hundred Fifty Thousand Dollars ($750,000) (the "**Repair Threshold**") or less the obligations of the parties under this Agreement shall not be affected by such destruction or damage, and Purchaser shall accept title to the Property in its destroyed or damaged condition. Purchaser shall pay the Purchase Price without reduction, and Seller shall pay over or assign to Purchaser without recourse all rights to any proceeds of insurance payable with respect to such destruction or damage (less any collection costs incurred by Seller in connection therewith and any costs and expenses incurred by Seller to restore the Property) including the proceeds of any rent loss insurance applicable to the period after Closing, and Purchaser shall receive a credit against the Purchase Price in the amount of any deductible.

12.2.2. If the Cost of Repair and Restoration of such destruction or damage shall exceed the Repair Threshold, Purchaser shall have the right to terminate this Agreement by notice from Purchaser to Seller given on or before the date that is the earlier to occur of (a) ten (10) days after the date of the Cost Notice (as hereinafter defined) or (b) the Closing. In the event Purchaser does not terminate this Agreement, Purchaser shall accept title to the Property in its destroyed or damaged condition in accordance with and subject to the provisions of Section 12.2.1. In the event Purchaser so terminates this Agreement, (i) the Deposit shall be returned to Purchaser, and (ii) except as expressly provided for in this Agreement, neither Seller nor Purchaser shall have any further liability or obligation to the other under this Agreement.

12.2.3. The term "**Cost of Repair and Restoration**" shall mean the amount of Seller's good faith estimate of the actual cost of repair and restoration, excluding the actual cost of any repair or restoration which is the obligation of any tenant under a lease. Seller shall send Purchaser notice of the Cost of Repair and Restoration (the "**Cost Notice**") promptly after making the aforesaid estimate.

12.2.4. Notwithstanding anything to the contrary contained in this Section 12.2, in the event of a Casualty to the Property that does not result in the termination of this Agreement by Purchaser, Purchaser shall be obligated to utilize all insurance proceeds as are necessary to repair and restore the Property for Seller's use and operation after Closing under the LT Lease. In the

event that any such Casualty results in all or any material portion of the Property being inaccessible or untenantable for Seller's use as the tenant under the LT Lease for more than thirty (30) days from the date of Closing, then Seller shall have the right, upon written notice delivered no later than Closing, to terminate the obligation of Seller and Purchaser to enter into the LT Lease without further liability to either party with regard thereto, and the LT Lease shall thereafter no longer by a deliverable by either party at Closing.

13. **DEFAULT AND REMEDIES.**

13.1. Seller's Remedies. If Purchaser defaults in its obligation to close under this Agreement or to otherwise perform any material obligations hereunder, Seller shall be entitled to receive the entire Deposit (and any interest thereon) as agreed liquidated damages (and not as a penalty) and as Seller's sole remedy, in lieu of, and as full compensation for, all other rights or claims of Seller against Purchaser by reason of such default. Upon such payment to Seller of the Deposit, this Agreement shall terminate and, except as expressly provided for in this Agreement, neither Seller nor Purchaser shall have any further liability or obligation under this Agreement. Purchaser and Seller acknowledge that the damages to Seller resulting from Purchaser's breach would be difficult, if not impossible, to ascertain with any accuracy, and that the liquidated damage amount set forth in this Section 13.1 represents both parties' reasonable efforts to approximate such potential damages.

13.2. Purchaser's Remedies. If Seller defaults in its obligation to close under this Agreement or to otherwise perform any material obligations hereunder, Purchaser's sole remedy therefor shall be to either (a) bring an action for specific performance of Seller's obligation under this Agreement to deliver the documents required under Section 10.1 above, provided that any action for specific performance must be initiated no later than forty-five (45) days after the date that Closing is otherwise required to occur under this Agreement; or (b) terminate this Agreement and receive the entire Deposit, in which event neither Seller nor Purchaser shall have any further liability or obligation under this Agreement except as expressly provided for in this Agreement. In the event that Purchaser elects to seek specific performance under this Section 13.2, Seller shall not be obligated to expend any money to change the condition of the Property or the state of title of the Property, with the exception of the Mandatory Cure Items set forth in Section 3.4.3.

13.3. Seller's Liability. Notwithstanding any provisions in this Agreement to the contrary, if Closing shall occur under this Agreement (a) Seller's maximum liability under this Agreement and any of the documents delivered by Seller under this Agreement (including, without limitation, all of the documents delivered at Closing and any documents of further assurance required thereafter but specifically excluding the LT Lease) for liabilities that survive Closing shall not exceed in the aggregate Two Hundred Fifty Thousand Dollars ($250,000.00) and (b) Purchaser hereby waives any claim it may otherwise have against Seller under this Agreement or any such documents for the first Fifty Thousand Dollars ($50,000.00) of all claims, excluding the LT Lease, in the aggregate under this Agreement or such documents. Purchaser agrees to use commercially reasonable efforts to first seek recovery of insured losses under any insurance policies and other losses under the applicable Contracts or the LT Lease prior to seeking recovery from Seller and Seller shall not be liable to Purchaser to the extent Purchaser's claim is satisfied from such insurance policies, Contracts or the LT Lease.

13.4. Remedies Exclusive. By the express agreement of Purchaser and Seller, the remedies set forth in this Section 13 constitute the sole remedies at law or in equity available to Purchaser and Seller, as the case may be, on account of the other party's breach of its obligations to close under this Agreement, provided, however, to the extent any terms or provisions of this Agreement and the LT Lease referenced herein are specifically intended to survive the Closing and delivery of the Deed or the termination of this Agreement, Purchaser shall have all remedies with respect thereto as may be available at law or in equity, subject to and pursuant to Section 13.3, and Seller shall have all remedies with respect thereto as may be available at law or in equity. In no event, however, shall either party to this Agreement be liable for any consequential, special, indirect or punitive damages.

14. FURTHER ASSURANCES.

After the Closing, Seller and Purchaser agree to perform such other acts, and to execute, acknowledge and deliver, such other instruments, documents and other materials as the other may reasonably request (at no cost or liability to the performing party) and as shall be necessary in order to effect the consummation of the transactions contemplated by this Agreement or to provide further assurances of any transfer, conveyance or assignment made pursuant to this Agreement. The provision of this Section 14 shall survive the Closing.

15. NOTICES.

Except as may be otherwise provided in this Agreement, all notices, demands, requests or other communications required or permitted to be given under this Agreement must be delivered to the following addresses (a) personally, by hand delivery; (b) by Federal Express or a similar internationally recognized overnight courier service; or (c) by email, provided that a confirmation copy is delivered within one (1) business day by the method set forth in clause (a) or (b) of this Section 15. All such notices, demands, requests or other communications shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a business day or is required to be delivered on or before a specific day which is not a business day, the day of receipt or required delivery shall automatically be extended to the next business day.

If to Seller:

Learning Tree International
1831 Michael Faraday Drive
Reston, VA 20190
Attn: David W. Asai
Phone: (703) 925-6337
Email: David_Asai@LearningTree.com

with a copy to:

Odin, Feldman & Pittleman, PC
1775 Wiehle Avenue, Suite 400
Reston, VA 20190
Attn: Ellen Farrell Sharpe, Esq.

Phone: (703) 218-2194
Email: ellen.sharpe@ofplaw.com

If to Purchaser:

1831 MICHAEL FARADAY LLC
c/o Manhattan Construction Company
7600 Leesburg Pike, Suite 102W
Falls Church, VA 22043
Attn: James Jay Lee
Phone: (703) 204-1400
Fax: (703) 204-1441
Email: jlee@manhattanconstruction.com

with a copy to:

Cooley LLP
11951 Freedom Drive, Suite 1500
Reston, VA 20190
Attn: John Lavoie, Esq.
Phone: (703) 456-8122
Fax: (703) 456-8100
E-mail: jlavoie@cooley.com

Notice given by counsel to a party to this Agreement shall be considered notice given by such party. Any party to this Agreement or its counsel may designate a different address for itself by notice given in the manner set forth above.

16. **BROKERS.**

Purchaser and Seller each represent to the other that it has not dealt with any broker or agent in connection with this transaction other than NAI/MICHAEL ("**Broker**"), and Seller agrees to pay Broker a commission pursuant to a separate agreement in connection with this Agreement if, as and when the Closing shall occur and as provided in such separate agreement. Each of Purchaser and Seller hereby indemnifies and holds harmless the other from all loss, cost and expenses (including reasonable attorneys' fees and expenses) arising out of a breach of its representation or undertaking set forth in this Section 16. The provisions of this Section 16 shall survive Closing or the termination of this Agreement.

17. **MISCELLANEOUS.**

17.1. Assignability. Purchaser may not assign or transfer all or any portion of its rights or obligations under this Agreement to any other individual, entity or person without the prior written consent thereto by Seller. However, Purchaser may, without the consent of Seller but after written notice to Seller at least five (5) business days prior to Closing, (i) direct that the deed be granted to an entity under common control with Purchaser by notice to Seller or (ii) assign its rights under this Agreement to an entity under common control with Purchaser. No assignment or transfer by Purchaser will release Purchaser of its obligations under this Agreement.

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17.2. Governing Law; Parties in Interest. This Agreement shall be governed by the law of the Property Jurisdiction without giving effect to its conflicts of law principles and shall bind and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, successors, and permitted assigns.

17.3. Recording. No notice or memorandum of this Agreement shall be recorded in any public record. A violation of this prohibition shall constitute a material breach of this Agreement.

17.4. Time of the Essence. Time is of the essence of each and every provision of this Agreement.

17.5. Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

17.6. Counterparts; Signatures. This Agreement, and any amendments hereto, may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures and signatures delivered electronically (e.g. via pdf file) shall be deemed to be the equivalent of original signatures for purposes of this Agreement and any amendments hereto.

17.7. Exhibits. All Exhibits which are referred to in this Agreement and which are attached to this Agreement are expressly made and constitute a part of this Agreement.

17.8. Survival. Except as otherwise specifically provided herein, no representation, warranty, covenant or obligation of Seller set forth in (a) this Agreement or (b) any Seller Document (as defined below), shall survive the Closing and the delivery of the Deed. In addition, except as otherwise specifically provided herein, any indemnification or other obligation of Seller or Purchaser that is stated in this Agreement or in any Seller Document, to survive the Closing and the delivery of the Deed shall survive the Closing for a period of nine (9) months. For purposes of this Agreement, a "**Seller Document**" means any document or instrument executed and delivered by Seller to Purchaser in connection with this Agreement, including, without limitation, the Deed, the Bill of Sale, the Assignment and Assumption, and a "**Purchaser Document**" means any document or instrument executed and delivered by Purchaser to Seller in connection with this Agreement.

17.9. Entire Agreement; Amendments. This Agreement and the Exhibits to this Agreement set forth all of the covenants, representations, warranties, agreements, conditions and undertakings between the parties to this Agreement with respect to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought.

17.10. Jury Trial Waiver. Each party hereby waives trial by jury in any action, proceeding, claim or counterclaim brought by either party in connection with any matter arising out of or in any way connected with this Agreement and the relationship of Purchaser and Seller under this Agreement. Each party hereby consents to any service of process in any such action, proceeding, claim or counterclaim at the address set forth for such party in this Agreement; provided, however,

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that nothing in this Agreement shall be construed as requiring such service at such address. This jury trial waiver provision shall survive the Closing or the termination of this Agreement.

17.11. Exclusive Jurisdiction. Any claim, counterclaim or other action arising under this Agreement shall be brought only in the state or cognizant federal courts in the Property Jurisdiction. This provision shall survive the Closing or the termination of this Agreement.

17.12. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties to this Agreement (and their respective successors and permitted assigns), and no other person or entity shall be deemed to be a third-party beneficiary of this Agreement.

17.13. Business Day. For purposes of this Agreement, "**business day**" means any day on which business is generally transacted by banks in the Washington, D.C. metropolitan area. If a date or the expiration date of any period that is set out in any paragraph of this Agreement falls upon a day that is not a business day, then, in such event, the date or expiration date of such period shall be extended to the next business day.

17.14. Severability. If any one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

SELLER:

LEARNING TREE INTERNATIONAL USA, INC., a Delaware corporation

By: [signature]
Name: MAX SHEVITZ
Title: President
Date: 7-15-2014

PURCHASER:

1831 MICHAEL FARADAY LLC, a Virginia limited liability company

By:________________________
Name:______________________
Title:_______________________
Date:_______________________

MS [initials]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

SELLER:

LEARNING TREE INTERNATIONAL USA, INC., a Delaware corporation

By:________________________
Name:______________________
Title:_______________________
Date:_______________________

PURCHASER:

1831 MICHAEL FARADAY LLC, a Virginia limited liability company
By: [signature]
Name: James Jay Lee
Title: President
Date: 7/15/2014

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